Exhibit 99.1

WALGREENS RESPONSES TO QUESTIONS REGARDING EXPRESS SCRIPTS SITUATION

We wanted to address a number of questions we have recently received regarding Express Scripts.

1.	Express Scripts states it will retain greater than 95 percent of its FY2011 volume without Walgreens in its network. Do you agree?

We cannot comment on their business, but we can tell you that based on Walgreens current estimates, and the current assumption that we will not be in Express Scripts’ pharmacy networks beginning Jan. 1, 2012, including for clients such as Tricare and WellPoint, Walgreens expects to achieve 97 to 99 percent of its fiscal 2011 prescription volume in fiscal 2012. In addition, we can tell you the following regarding our current Express Scripts business:

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Health plans – approximately 45 percent of our Express Scripts prescription volume: A number of plans have signed, or are in the process of signing, agreements that allow them to retain access to Walgreens, and all of these plans have found the rates we offer to be competitive. Many other health plans want Walgreens, but have found their contract with Express Scripts limits their options for now. As a result, these plans’ product offerings are less competitive without Walgreens – in both the Medicare and commercial segments – and we believe they are saving little to no money by Express Scripts excluding Walgreens. We are confident many of these plans will choose a different PBM partner in the future.

In addition, thousands of small employer groups purchase combined pharmacy and medical benefits from health plans, and typically renew annually. In many cases, these plans are “customers of Express Scripts’ customers.” Many are selecting combined medical/pharmacy plans that include Walgreens. So, for example, the portion of scripts that seems locked down for Express Scripts as “WellPoint” really is not locked down if WellPoint loses small group customers to other plans in the competitive marketplace. We have an extensive outreach program with brokers and sponsors for these small employer groups.

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Large employers – approximately 25 percent of our Express Scripts prescription volume: Many large employers want Walgreens, but are finding their options are limited by their current contracts with Express Scripts. Over time, they will have the opportunity to select one of the many PBMs that include Walgreens in their network at comparable rates. Walgreens has entered into direct contract or custom network arrangements with select clients at fair rates and terms to minimize disruption until they are contractually able to switch PBMs.

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Medicare Part D – approximately 10 percent of our Express Scripts prescription volume: Patients are currently in the open-enrollment period and we are proactively reaching out to ensure they are educated about the situation and have the information they need to select an alternative plan that includes Walgreens. Early evidence of interest is strong. We will know more by the time of our first quarter earnings call.

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Department of Defense/TRICARE – approximately 20 percent of our Express Scripts prescription volume: As described further below, Walgreens offered to match the average costs of all other retail pharmacies in the DoD/TRICARE network to avoid disruption for military families and ensure no extra expense to DoD/TRICARE. We continue to hope that Express Scripts will reconsider this matter, and remove our active and retired military men and women from the middle of this disagreement. If not, we are confident that military families will want to have access to Walgreens when DoD/TRICARE issues its RFP in 2012 for the next five-year contract.

Walgreens plans to work with other PBMs and with health plans to recapture Express Scripts script volume over time. We believe those PBMs and health plans with Walgreens in their networks will be at a significant advantage during next year’s selling season.

2.	Is share shifting from Walgreens stores into other stores?

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Not based on what we’re seeing. For September, IMS data shows we continued to gain share. We don’t have share data for October yet, but based on our comp script growth for the month, we believe we gained share in October as well, despite aggressive marketing attempts by Express Scripts.

3.	For employers, health plans and payers that are interested in contracting separately with Walgreens, why are they choosing to do so?

Based on what we’re hearing from them, payers recognize a) the value of having Walgreens in their pharmacy network, and b) they gain little or no benefit from a network that excludes Walgreens.

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The value of having Walgreens in a network. Employers, plans and payers recognize that Walgreens delivers significant value to pharmacy benefit plans by providing patients with convenience, choice, customer service and low-cost prescriptions. Our competitive rates, combined with our superior performance on generics, 90-day at retail and other health services, create significant value for consumers, employers and health plans. They also recognize that we deliver a broad array of health and wellness services such as flu shots, health testing, coordinated wellness care, work-site health centers and medication adherence assistance that help patients get well and stay well, and keep employees on the job.

To offer just one illustration of the savings we provide, Walgreens drives a greater penetration of lower-cost generic drugs – nearly 74 percent penetration for Express Scripts clients in 2010 – than the industry as a whole. This penetration was 140 basis points better than the average of Express Scripts’ retail network that does not include Walgreens (based on Express Scripts’ data). This better generic performance translates into average savings of around $2 per script, or an estimated $180 million savings last year to Express Scripts and its clients.

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The lack of economic benefit from excluding Walgreens. Many payers recognize that excluding Walgreens does not provide meaningful savings because our unit prices are competitive with other pharmacies. The vast majority of pharmacy reimbursement is within a narrow band, typically less than 5 percent of one another. Walgreens unit prices fall within that narrow band, and are especially competitive when compared with pharmacies that provide comparable levels of convenience and service (e.g., days and hours open).

We understand that Express Scripts itself has told some customers that its “50K” network will not experience any significant savings by excluding Walgreens.

In fact, Express Scripts made clear on its earnings call that its clients will not see any savings from being shifted to a narrower pharmacy network without Walgreens and patients in Express Scripts-

administered plans being forced to switch. As Express Scripts stated, “Those prices don’t reset. It is where it is.”

Payers recognize that while excluding Walgreens will result in little to no savings, in some cases it will actually raise costs while causing significant patient disruption, risking gaps in care, and increasing administrative costs on plan sponsors caused by member complaints and dissatisfaction.

4.	What are the barriers and hurdles that Express Scripts clients face to signing a separate agreement with Walgreens?

As noted above, many payers are expressing interest in entering a direct or custom network arrangement with Walgreens – recognizing our value, the lack of savings with a network without Walgreens, and the disruption to patients from Express Scripts’ stance – but they are finding their contractual options with Express Scripts are limited. Some have expressed frustration at the steps Express Scripts is taking to ensure they do not enter a direct or custom network with Walgreens.

5.	Are restricted networks gaining traction?

We are not seeing that, and the fundamental reason is because no meaningful savings have been demonstrated, since most pharmacy reimbursements are in a very tight range.

•	We understand the savings from restricted networks generally are less than 1 to 2 percent, which is not worth the loss of service or disruption.

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Our discussions with large employers, other PBMs and consultants continue to validate that large customers do not want restricted networks without Walgreens because they do not see meaningful savings in doing so (especially in light of the loss of service and convenience, as well as the disruption to patients).

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It is also our understanding that Express Scripts has long been marketing restricted networks known as EN30 and EN40, promising modest savings for clients that reduce pharmacy choices for their patients, but few of Express Scripts’ total customers by volume have taken this option.

6.	Express Scripts says that Walgreens is a high-cost provider and that your contract renewal proposal would increase costs by 20 percent.

That is not true. In fact, Walgreens has offered Express Scripts a number of cost-saving concessions that would, in effect, hold annual average prescription reimbursement cost increases to within 2 percent annually over the next three years, and potentially would be flat – during the same period when Express Scripts’ own 2010 Drug Trend Report shows drug costs increasing by more than 3 percent annually.

7.	Is greater penetration and utilization of generic drugs the only way Walgreens helps to lower costs and increase value for payers?

No. Another very critical cost-savings from Walgreens is that we promote 90-day at retail prescriptions in addition to offering 90-day prescriptions through the mail. We have found that for chronic medications, 90-day at retail offers 6 to 8 percent savings compared with three 30-day scripts. In the short time since launching our 90-day at retail program, Walgreens growth in penetration of 90-day at retail for chronic medication is similar to that of the three largest PBMs. This means not only more choice for consumers, but also more savings for plan sponsors.

In our contract renewal negotiations, Express Scripts rejected Walgreens offers to promote 90-day at retail prescriptions in spite of the consumer choice and savings for plan sponsors. We would note that promoting 90-day at retail would conflict with Express Scripts’ focus on its own mail order pharmacy.

8.	Express Scripts says you want all of the upside from generics, and have proposed to convert more than 100 generic drugs, including amoxicillin, to brand-drug status. Is that accurate?

No, but this is how Express Scripts tries to support its erroneous claim that Walgreens will raise costs by 20 percent. In fact, Express Scripts’ proposal would result in Walgreens losing money on each script for a new generic drug while Express Scripts makes a substantial profit spread.

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Walgreens proposed a fair structure that recognizes the higher cost of generic drugs during the first six months of introduction (because they typically have only one supplier). Express Scripts wishes to lump these new higher-cost generics with mature lower-cost generics and retain the cost spread as profit.

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To correct Express Scripts’ specific claim about amoxicillin, Walgreens proposed reimbursements for the popular antibiotic at the same deeply discounted generic rate as today because it is “mature” – it clearly has been on the market for much longer than six months as a generic.

•	Rather than trying to retain any “windfall” on generic drugs, Walgreens has been a leader in deploying these cost-saving alternatives to the marketplace as rapidly as possible.

9.	Has Express Scripts responded to your ironclad guarantee regarding cost savings for the DoD/TRICARE program?

No. Express Scripts has not responded to our offer of an ironclad guarantee for DoD/TRICARE, through which Walgreens prices would match or beat the average costs per adjusted prescription of all other retail pharmacies in the DoD/TRICARE network.

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Express Scripts has also rejected our previous offer to contract separately with Express Scripts for DoD/TRICARE apart from other Express Scripts business so that TRICARE members are not affected by this business issue. Express Scripts’ rejection of these proposals means DoD/TRICARE members are unnecessarily caught in the middle.

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Frankly, we are disappointed that Express Scripts continues to reject or ignore Walgreens proposals to prevent disruption to DoD/TRICARE military beneficiaries while providing significant savings to the program. Over the past several weeks, Walgreens has heard from nearly 200,000 military beneficiaries who are concerned about not having access to Walgreens retail pharmacies as part of the Express Scripts provider network.

•	Our proposals remain on the table, and we continue to strongly urge Express Scripts to put the needs of military personnel, families and retirees ahead of this matter. There is no reason we cannot act quickly to protect DoD/TRICARE members from disruption, and Walgreens is prepared to do so.

10.	What do you believe is at the core of this disagreement? Can you reach an agreement?

The core of this dispute is Express Scripts’ approach toward community pharmacies such as Walgreens. Express Scripts offered reimbursement rates below the industry average cost to fill and acquire a prescription.

•	Walgreens is committed to help hold down health care costs. But the effort cannot be one-sided.

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In this instance, while retail pharmacies have had flat or declining profits per script in recent years, Express Scripts’ growth in profits has been among the highest in the health care industry. As an intermediary, Express Scripts’ profits have grown at a rate more than two times the average of peers in health care, including retail pharmacies, pharmacy benefit managers, managed care organizations, providers, wholesalers, pharmacy companies, and medical device companies. Specifically, according to Express Scripts’ own statements, Express Scripts grew its EBITDA per adjusted claim from $1.77 to $3.72 between 2006 and 2011, an increase of more than 100 percent – all while Express Scripts’ prescription reimbursement claims were flat for the same period, adjusted for growth through acquisitions. ESI is extracting large and growing profits that add substantial costs to the healthcare system.

Walgreens – like anyone else – appreciates the opportunity to work with any party willing to negotiate in good faith toward an agreement that provides fair and competitive terms and rates. If in this case, we remain unable to do so, we are prepared to move forward without Express Scripts and continue to work with multiple other network providers that not only value their relationship with Walgreens, but also understand that the best way to save customers money in pharmacy and health care is to have a broad and stable network of pharmacy providers such as Walgreens.

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Cautionary Note Regarding Forward-Looking Statements. Statements in this document that are not historical, including, without limitation, statements regarding future prescription growth and business retention, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “will,” “project,” “intend,” “plan,” “continue,” “sustain,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, the changes in vendor, payer and customer relationships and terms, competition, industry consolidation and the effects thereof, changes in economic and business conditions, risks associated with new business initiatives and activities, failure to obtain new contracts or extensions of existing contracts, and outcomes of legal and regulatory matters. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K, which is incorporated herein by reference, and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, Walgreens does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this report, whether as a result of new information, future events, changes in assumptions or otherwise.